As filed with the Securities and Exchange Commission on September 29, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UROLOGIX, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1697237
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14405 21st Avenue North

Minneapolis, MN 55447

(Address of Principal Executive Offices and zip code)

STOCK OPTION AGREEMENT

(Full title of the Plan)

Fred B. Parks, Chief Executive Officer Urologix, Inc. 14405 21st Avenue North Minneapolis, MN 55447 (763) 475-1400 (Name, address, including zip code and telephone number of agent for service)	Copy to: Charles P. Moorse, Esq. Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 371-3211

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.01 par value per share, issuable upon exercise of stock option issued to Fred B. Parks	225,000 shares	$5.33	$1,200,375	$97.11

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Company’s Common Stock as reported on the Nasdaq National Market on September 24, 2003.

PART I

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

(a)	The Annual Report of the Company on Form 10-K for the year ended June 30, 2003;

(b)	The Company’s Definitive Proxy Statement dated October 8, 2002 for the Annual Meeting of Shareholders held on November 6, 2002; and

(c)	The description of the Company’s Common Stock contained in our Registration Statement on Form S-3, dated November 10, 1997 (Registration No. 333- 38053), including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Bylaws and the statutes of the State of Minnesota require the Company to indemnify any director, officer, employee or agent who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against particular liabilities and expenses incurred in connection with the action, suit or proceeding, except where these people have not acted in good faith or did not reasonably believe that the conduct was in the best interests of the Company.

Insofar as indemnification to the Company’s directors, officers or other persons controlling the Company for liabilities arising under the Securities Act of 1933, as amended, may be permitted under the provisions of the Company’s Bylaws and the statutes of the State of Minnesota, the Company has been informed by the Securities and Exchange Commission, that this type of indemnification is against public policy and is therefore unenforceable.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
4.1	Stock Option Agreement with grant date of May 27, 2003 by and between Urologix, Inc. and Fred B. Parks (incorporated by reference to Exhibit 10.6 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2003).
5.1	Opinion and consent of Lindquist & Vennum P.L.L.P.
23.1	Consent of Lindquist & Vennum (included in Exhibit 5.1)
23.2	Consent of KPMG LLP, independent public accountants

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification to directors, officers, and controlling persons of the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 29, 2003.

UROLOGIX, INC.

By	/s/ Fred B. Parks

Fred B. Parks
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Urologix, Inc., hereby constitute and appoint Fred B. Parks and Todd Paulson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below on September 29, 2003 by the following persons in the capacities indicated.

Signature	Title
/s/ Fred B. Parks Fred B. Parks	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ Todd E. Paulson Todd E. Paulson	Vice President Finance and Controller (principal accounting officer)

/s/ Mitchell Dann Mitchell Dann	Director

/s/ Susan Bartlett Foote Susan Bartlett Foote	Director

/s/ Bobby I. Griffin Bobby I. Griffin	Director

/s/ Daniel J. Starks Daniel J. Starks	Director

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